Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
David Gaw	Claire Koeneman	Joe Calabrese
(617) 247-2200	(Analyst Info)	(General Info)
dgaw@heritagerealty.com	(312) 640-6745	(212) 827-3772

FOR IMMEDIATE RELEASE

HERITAGE CLOSES MERGER WITH AFFILIATES OF CENTRO PROPERTIES GROUP

Boston, MA…October 5, 2006… Heritage Property Investment Trust, Inc. (NYSE: HTG) (“Heritage” or the “Company”), today announced that it has completed the merger (the “Merger”) of Heritage with and into Centro Saturn MergerSub LLC (“MergerSub”), and the other transactions contemplated by the Agreement and Plan of Merger, dated as of July 9, 2006, by and among Heritage, MergerSub and Centro Saturn LLC, MergerSub’s sole member (“Parent”).  MergerSub and Parent are affiliates of Centro Properties Group.

Under the terms of the merger agreement, holders of Heritage’s common stock will receive cash in an amount equal to $36.675 per share, which amount includes the regular dividend in respect of Heritage’s common stock that has not yet been paid with respect to Heritage’s third quarter of 2006.  In addition, in connection with the Merger, limited partners of Bradley Operating Limited Partnership (“Bradley”), one of Heritage’s operating partnerships, will continue to hold their OP units in Bradley or, if they have so elected, will receive cash in an amount equal to $36.675 per OP unit.

In connection with the Merger, MergerSub is assuming all the obligations of Heritage under the indentures governing Heritage’s 5.125% Notes dues 2014 and 4.50% Notes due 2009.  In addition, immediately upon the effectiveness of the Merger, Bradley will redeem all its outstanding 7.2% Notes due 2008 (the “Bradley Notes”), and simultaneously effect the satisfaction and discharge of the indenture governing the Bradley Notes.

Wachovia Capital Markets, LLC acted as financial advisor to Heritage. JP Morgan Securities acted as financial advisor to Centro. Hogan & Hartson L.L.P. acted as legal advisor to Heritage. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Centro.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG.”  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  Heritage is headquartered in Boston, Massachusetts and has an additional 15 regional offices located in the Eastern, Midwestern and Southwestern United States.  For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

ABOUT CENTRO PROPERTIES GROUP

Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers. Centro manages both listed and unlisted property and has an extensive portfolio of shopping centers across Australia, New Zealand and the United States. With funds under management exceeding AUS$15.8 billion post transaction, Centro continues to maximize returns to its investors through its customer-focused and value-adding team based approach.

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results.  For further discussion of the factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.  The forward-looking statements contained in this release represent the Company’s judgment as of the date of this release, and the Company cautions readers not to unduly rely on such statement.

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